Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2025 Results

- Net income of $10.1 million and diluted earnings per share of $1.03, up 20% year-over-year -

- Record originations and 10.5% year-over-year portfolio growth drive record revenue -

- Improving credit performance, with 30+ day contractual delinquency and net credit loss rates better by 30 basis points and 80 basis points year-over-year, respectively -

- Annualized operating expense ratio of 13.2%, an all-time best -

Greenville, South Carolina – July 30, 2025 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2025.

“We delivered a very strong second quarter, marked by record originations and revenue, improving credit performance, an all-time best operating expense ratio, and significant improvements across other key financial metrics,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “Net income grew to $10.1 million, up 20% year-over-year, and our diluted EPS reached $1.03. This performance reflects outstanding execution by our team as we continue to drive growth, improve our operating effectiveness, and deliver strong returns for shareholders.”

“Our portfolio remains healthy and continues to expand responsibly,” added Mr. Beck “Net finance receivables rose by $70 million sequentially on $510 million of originations and were up 10.5% year-over-year, aligned with our target of at least 10% portfolio growth in 2025. We are also seeing the positive effects of our credit tightening initiatives, with our 30+ day delinquency rate improving to 6.6% and our net credit loss rate down to 11.9%, both improving significantly from prior periods. We have returned $17.6 million to shareholders year-to-date through buybacks and dividends, while our book value per share increased to $36.43.”

“Strategically, we continue to invest in our footprint and innovation,” continued Mr. Beck. “We have opened 17 new branches since early September of last year—11 in new markets—and expect to open another 5 to 10 branches in the coming months. Our barbell strategy is driving results, with robust growth in both our auto-secured and higher-margin small loan portfolios. At the same time, we are rolling out new origination and analytics tools while realizing meaningful G&A savings through network and corporate optimization. I believe the second quarter stands as one of our strongest in recent years, and we remain well-positioned to sustain our momentum and create long-term value.”

Second Quarter 2025 Highlights

•
Net income for the second quarter of 2025 was $10.1 million and diluted earnings per share was $1.03, up 20.1% and 19.8% year-over-year, respectively.

•
Net finance receivables as of June 30, 2025 were a record $2.0 billion, an improvement of $186.6 million, or 10.5%, from the prior-year period, driven by receivables growth in 17 new branches opened since the beginning of September 2024 and strong execution of the company’s barbell strategy, which balances growth in higher-quality, auto-secured products with growth in the higher-margin small loan portfolio.

- Record total originations of $510.3 million, up 19.8% from the prior-year period, while maintaining conservative underwriting criteria.

- Large loan net finance receivables of $1.4 billion increased $147.3 million, or 11.6%, from the prior-year period and represented 72.1% of the total loan portfolio, compared to 71.4% in the prior-year period.

▪
Auto-secured net finance receivables of $245.7 million increased $66.2 million, or 36.9%, from the prior-year period and represented 12.5% of the total loan portfolio, compared to 10.1% in the prior-year period.

- Small loan net finance receivables of $547.0 million increased $39.3 million, or 7.7%, from the prior-year period and represented 27.9% of the total loan portfolio, compared to 28.6% in the prior-year period.

- Net finance receivables with annual percentage rates (APRs) above 36% increased by 16.3% year-over-year and now represent 18.1% of the portfolio, up from 17.2% in the prior-year period, driven by the increase in the higher-margin small loan portfolio.

- Customer accounts improved by 6.1% from the prior-year period.

•
Record quarterly total revenue of $157.4 million, an increase of $14.4 million, or 10.1%, from the prior-year period, primarily due to growth in average net finance receivables.

- Total revenue yield for the second quarter of 2025 was 32.9%, compared to 32.7% in the prior-year period.

- Total revenue yield and interest and fee yield improved 20 and 10 basis points, respectively, from the prior-year period.

•
Provision for credit losses for the second quarter of 2025 was $60.6 million, an increase of $6.8 million, or 12.6%, from the prior-year period, driven by portfolio growth.

- The net credit loss rate (annualized net credit losses as a percentage of average net finance receivables) for the second quarter of 2025 was 11.9%, an 80 basis point improvement compared to 12.7% in the prior-year period. The net credit loss rate included a 40 basis point impact from losses related to prior-year hurricane activity.

- The allowance for credit losses was $202.8 million as of June 30, 2025, or 10.3% of net finance receivables, an improvement compared to 10.5% sequentially and in the prior-year period. The provision for credit losses for the second quarter of 2025 included a reserve increase of $3.7 million, primarily due to portfolio growth occurring during the second quarter of 2025.

- The decline in the allowance for credit losses rate was attributable to the release of the remaining hurricane reserves against the associated net credit losses in the second quarter.

•
As of June 30, 2025, 30+ day contractual delinquencies totaled $129.4 million, or 6.6% of net finance receivables, a 50 basis point improvement sequentially and 30 basis point improvement from the prior-year period.

- The delinquency rate of the large loan portfolio was 5.4% as of the end of the second quarter of 2025, a 60 basis point improvement from the prior-year period.

- The delinquency rate of the small loan portfolio was 9.6% as of the end of the second quarter of 2025, a 50 basis point increase from the prior-year period, reflecting growth in the higher-margin portfolio.

•
General and administrative expenses for the second quarter of 2025 were $62.9 million, an increase of $2.8 million from the prior-year period. The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the second quarter of 2025 was 13.2%, an all-time best. The ratio reflected improvements of 80 and 60 basis points from 14.0% and 13.8% in the prior-quarter and prior-year periods, respectively. Revenue growth outpaced G&A expense growth by more than 5x in the second quarter.

•
In the second quarter of 2025, the company repurchased 164,692 shares of its common stock at a weighted-average price of $30.36 per share under the company's $30 million stock repurchase program.

Third Quarter 2025 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the third quarter of 2025. The dividend will be paid on September 10, 2025 to shareholders of record as of the close of business on August 20, 2025. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of June 30, 2025, the company had net finance receivables of $2.0 billion and debt of $1.5 billion. The debt consisted of:

•
$165.5 million on the company’s $355 million senior revolving credit facility,
•
$82.4 million on the company’s aggregate $425 million revolving warehouse credit facilities, and
•
$1.3 billion through the company’s asset-backed securitizations.

As of June 30, 2025, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $534 million, or 68.4%, and the company had available liquidity of $121.6 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of June 30, 2025, the company’s fixed-rate debt as a percentage of total debt was 84%, with a weighted-average coupon of 4.5% and a weighted-average revolving duration of 1.2 years.

The company had a funded debt-to-equity ratio of 4.2 to 1.0 and a stockholders’ equity ratio of 18.5%, each as of June 30, 2025. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.5 to 1.0, as of June 30, 2025. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (877) 407-0752 (toll-free) or (201) 389-0912 (international). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 25	2Q 24	$	%	YTD 25	YTD 24	$	%
Revenue
Interest and fee income	$140,695	$127,898	$12,797	10.0%	$277,248	$256,716	$20,532	8.0%
Insurance income, net	11,499	10,507	992	9.4%	22,796	21,481	1,315	6.1%
Other income	5,248	4,620	628	13.6%	10,365	9,136	1,229	13.5%
Total revenue	157,442	143,025	14,417	10.1%	310,409	287,333	23,076	8.0%

Expenses
Provision for credit losses	60,587	53,802	(6,785)	(12.6)%	118,579	100,225	(18,354)	(18.3)%

Personnel	38,584	37,097	(1,487)	(4.0)%	79,726	74,917	(4,809)	(6.4)%
Occupancy	6,911	6,149	(762)	(12.4)%	13,817	12,524	(1,293)	(10.3)%
Marketing	5,059	4,836	(223)	(4.6)%	10,465	9,151	(1,314)	(14.4)%
Other	12,391	12,054	(337)	(2.8)%	24,980	23,992	(988)	(4.1)%
Total general and administrative	62,945	60,136	(2,809)	(4.7)%	128,988	120,584	(8,404)	(7.0)%

Interest expense	20,426	17,865	(2,561)	(14.3)%	40,197	35,369	(4,828)	(13.7)%
Income before income taxes	13,484	11,222	2,262	20.2%	22,645	31,155	(8,510)	(27.3)%
Income taxes	3,344	2,777	(567)	(20.4)%	5,498	7,505	2,007	26.7%
Net income	$10,140	$8,445	$1,695	20.1%	$17,147	$23,650	$(6,503)	(27.5)%
Net income per common share:
Basic	$1.07	$0.88	$0.19	21.6%	$1.79	$2.47	$(0.68)	(27.5)%
Diluted	$1.03	$0.86	$0.17	19.8%	$1.73	$2.41	$(0.68)	(28.2)%
Weighted-average common shares outstanding:
Basic	9,504	9,613	109	1.1%	9,556	9,591	35	0.4%
Diluted	9,843	9,863	20	0.2%	9,934	9,805	(129)	(1.3)%
Return on average assets (annualized)	2.1%	1.9%			1.8%	2.7%
Return on average equity (annualized)	11.3%	10.0%			9.6%	14.1%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	2Q 25	2Q 24	$	%
Assets
Cash	$4,272	$4,323	$(51)	(1.2)%
Net finance receivables	1,960,364	1,773,743	186,621	10.5%
Unearned insurance premiums	(49,046)	(46,081)	(2,965)	(6.4)%
Allowance for credit losses	(202,800)	(185,400)	(17,400)	(9.4)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,708,518	1,542,262	166,256	10.8%
Restricted cash	117,658	138,891	(21,233)	(15.3)%
Lease assets	42,665	35,144	7,521	21.4%
Intangible assets	28,810	19,264	9,546	49.6%
Restricted available-for-sale investments	22,122	2,157	19,965	925.6%
Property and equipment	13,328	13,411	(83)	(0.6)%
Deferred tax assets, net	8,367	12,376	(4,009)	(32.4)%
Other assets	21,391	21,224	167	0.8%
Total assets	$1,967,131	$1,789,052	$178,079	10.0%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,509,133	$1,378,449	$130,684	9.5%
Unamortized debt issuance costs	(6,862)	(5,616)	(1,246)	(22.2)%
Net debt	1,502,271	1,372,833	129,438	9.4%
Lease liabilities	44,768	37,286	7,482	20.1%
Other liabilities	57,141	34,030	23,111	67.9%
Total liabilities	1,604,180	1,444,149	160,031	11.1%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 15,225 shares issued and 9,962 shares outstanding at June 30, 2025 and 14,962 shares issued and 10,156 shares outstanding at June 30, 2024)	1,522	1,496	26	1.7%
Additional paid-in capital	137,129	126,373	10,756	8.5%
Retained earnings	389,557	367,216	22,341	6.1%
Accumulated other comprehensive loss	(2)	(39)	37	94.9%
Treasury stock (5,263 shares at June 30, 2025 and 4,807 shares at June 30, 2024)	(165,255)	(150,143)	(15,112)	(10.1)%
Total stockholders’ equity	362,951	344,903	18,048	5.2%
Total liabilities and stockholders’ equity	$1,967,131	$1,789,052	$178,079	10.0%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	2Q 25	1Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,413,367	$1,345,825	$67,542	5.0%	$1,266,032	$147,335	11.6%
Small loans	546,997	544,526	2,471	0.5%	507,711	39,286	7.7%
Total	$1,960,364	$1,890,351	$70,013	3.7%	$1,773,743	$186,621	10.5%
Number of branches	352	353	(1)	(0.3)%	343	9	2.6%
Net finance receivables per branch	$5,569	$5,355	$214	4.0%	$5,171	$398	7.7%

	Average Net Finance Receivables
	2Q 25	1Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,372,783	$1,340,122	$32,661	2.4%	$1,255,729	$117,054	9.3%
Small loans	540,106	548,983	(8,877)	(1.6)%	493,048	47,058	9.5%
Total	$1,912,889	$1,889,105	$23,784	1.3%	$1,748,777	$164,112	9.4%

	Revenue Yields (1)
	2Q 25	1Q 25	QoQ Inc (Dec)	2Q 24	YoY Inc (Dec)
Large loans	26.6%	26.1%	0.5%	26.1%	0.5%
Small loans	36.5%	35.9%	0.6%	37.2%	(0.7)%
Total interest and fee yield	29.4%	28.9%	0.5%	29.3%	0.1%
Total revenue yield	32.9%	32.4%	0.5%	32.7%	0.2%

(1) Annualized as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	2Q 25 Compared to 2Q 24
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$7,644	$1,654	$154	$9,452
Small loans	4,380	(945)	(90)	3,345
Product mix	(22)	17	5	—
Total	$12,002	$726	$69	$12,797

	Loans Originated (1)
	2Q 25	1Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$336,473	$241,809	$94,664	39.1%	$254,779	$81,694	32.1%
Small loans	173,856	150,311	23,545	15.7%	171,282	2,574	1.5%
Total	$510,329	$392,120	$118,209	30.1%	$426,061	$84,268	19.8%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	2Q 25	1Q 25	2Q 24
Net credit losses	$56,887	$58,392	$55,502
Percentage of average net finance receivables (annualized)	11.9%	12.4%	12.7%
Provision for credit losses	$60,587	$57,992	$53,802
Percentage of average net finance receivables (annualized)	12.7%	12.3%	12.3%
Percentage of total revenue	38.5%	37.9%	37.6%
General and administrative expenses	$62,945	$66,043	$60,136
Percentage of average net finance receivables (annualized)	13.2%	14.0%	13.8%
Percentage of total revenue	40.0%	43.2%	42.0%
Same store results (1):
Net finance receivables at period-end	$1,915,667	$1,858,140	$1,759,075
Net finance receivable growth rate	8.1%	6.5%	4.5%
Number of branches in calculation	335	336	338

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency
	2Q 25		1Q 25		2Q 24
Allowance for credit losses	$202,800	10.3%	$199,100	10.5%	$185,400	10.5%
Current	1,672,027	85.3%	1,624,072	85.9%	1,497,219	84.4%
1 to 29 days past due	158,951	8.1%	132,302	7.0%	153,788	8.7%
Delinquent accounts:
30 to 59 days	35,362	1.8%	32,790	1.8%	34,924	1.9%
60 to 89 days	28,949	1.5%	28,778	1.5%	27,689	1.6%
90 to 119 days	22,348	1.1%	24,204	1.3%	21,607	1.2%
120 to 149 days	21,625	1.1%	22,866	1.2%	19,333	1.1%
150 to 179 days	21,102	1.1%	25,339	1.3%	19,183	1.1%
Total delinquency	$129,386	6.6%	$133,977	7.1%	$122,736	6.9%
Total net finance receivables	$1,960,364	100.0%	$1,890,351	100.0%	$1,773,743	100.0%
1 day and over past due	$288,337	14.7%	$266,279	14.1%	$276,524	15.6%

	Contractual Delinquency by Product
	2Q 25		1Q 25		2Q 24
Large loans	$76,690	5.4%	$79,401	5.9%	$76,432	6.0%
Small loans	52,696	9.6%	54,576	10.0%	46,304	9.1%
Total	$129,386	6.6%	$133,977	7.1%	$122,736	6.9%

	Income Statement Quarterly Trend
	2Q 24	3Q 24	4Q 24	1Q 25	2Q 25	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$127,898	$133,932	$138,246	$136,553	$140,695	$4,142	$12,797
Insurance income, net	10,507	7,422	11,792	11,297	11,499	202	992
Other income	4,620	4,984	4,794	5,117	5,248	131	628
Total revenue	143,025	146,338	154,832	152,967	157,442	4,475	14,417
Expenses
Provision for credit losses	53,802	54,349	57,626	57,992	60,587	(2,595)	(6,785)
Personnel	37,097	38,323	40,549	41,142	38,584	2,558	(1,487)
Occupancy	6,149	6,551	6,748	6,906	6,911	(5)	(762)
Marketing	4,836	5,078	4,777	5,406	5,059	347	(223)
Other	12,054	12,516	12,572	12,589	12,391	198	(337)
Total general and administrative	60,136	62,468	64,646	66,043	62,945	3,098	(2,809)
Interest expense	17,865	19,356	19,805	19,771	20,426	(655)	(2,561)
Income before income taxes	11,222	10,165	12,755	9,161	13,484	4,323	2,262
Income taxes	2,777	2,502	2,841	2,154	3,344	(1,190)	(567)
Net income	$8,445	$7,663	$9,914	$7,007	$10,140	$3,133	$1,695
Net income per common share:
Basic	$0.88	$0.79	$1.02	$0.73	$1.07	$0.34	$0.19
Diluted	$0.86	$0.76	$0.98	$0.70	$1.03	$0.33	$0.17
Weighted-average shares outstanding:
Basic	9,613	9,683	9,691	9,610	9,504	106	109
Diluted	9,863	10,090	10,128	10,025	9,843	182	20

	Balance Sheet & Other Key Metrics Quarterly Trends
	2Q 24	3Q 24	4Q 24	1Q 25	2Q 25	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,789,052	$1,821,831	$1,909,109	$1,900,683	$1,967,131	$66,448	$178,079
Net finance receivables	$1,773,743	$1,819,756	$1,892,535	$1,890,351	$1,960,364	$70,013	$186,621
Allowance for credit losses	$185,400	$192,100	$199,500	$199,100	$202,800	$3,700	$17,400
Debt	$1,378,449	$1,395,892	$1,478,336	$1,477,860	$1,509,133	$31,273	$130,684
Interest and fee yield (annualized)	29.3%	29.9%	29.8%	28.9%	29.4%	0.5%	0.1%
Efficiency ratio (1)	42.0%	42.7%	41.8%	43.2%	40.0%	(3.2)%	(2.0)%
Operating expense ratio (2)	13.8%	13.9%	14.0%	14.0%	13.2%	(0.8)%	(0.6)%
Delinquency rate (3)	6.9%	6.9%	7.7%	7.1%	6.6%	(0.5)%	(0.3)%
Net credit loss rate (4)	12.7%	10.6%	10.8%	12.4%	11.9%	(0.5)%	(0.8)%
Book value per share	$33.96	$34.72	$35.67	$35.48	$36.43	$0.95	$2.47

(1) General and administrative expenses as a percentage of total revenue.

(2) Annualized general and administrative expenses as a percentage of average net finance receivables.

(3) Delinquent loans outstanding as a percentage of ending net finance receivables.

(4) Annualized net credit losses as a percentage of average net finance receivables.

	Average Net Finance Receivables
	YTD 25	YTD 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,356,543	$1,259,611	$96,932	7.7%
Small loans	544,520	494,149	50,371	10.2%
Total	$1,901,063	$1,753,760	$147,303	8.4%

	Revenue Yields (1)
	YTD 25	YTD 24	YoY Inc (Dec)
Large loans	26.4%	26.1%	0.3%
Small loans	36.2%	37.5%	(1.3)%
Total interest and fee yield	29.2%	29.3%	(0.1)%
Total revenue yield	32.7%	32.8%	(0.1)%

(1) Annualized as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	YTD 25 Compared to YTD 24
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$12,633	$1,864	$143	$14,640
Small loans	9,435	(3,215)	(328)	5,892
Product mix	(506)	401	105	—
Total	$21,562	$(950)	$(80)	$20,532

	Loans Originated (1)
	YTD 25	YTD 24	YTD $ Inc (Dec)	YTD % Inc (Dec)
Large loans	$578,282	$439,853	$138,429	31.5%
Small loans	324,167	312,563	11,604	3.7%
Total	$902,449	$752,416	$150,033	19.9%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	YTD 25	YTD 24
Net credit losses	$115,279	$102,225
Percentage of average net finance receivables (annualized)	12.1%	11.7%
Provision for credit losses	$118,579	$100,225
Percentage of average net finance receivables (annualized)	12.5%	11.4%
Percentage of total revenue	38.2%	34.9%
General and administrative expenses	$128,988	$120,584
Percentage of average net finance receivables (annualized)	13.6%	13.8%
Percentage of total revenue	41.6%	42.0%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	2Q 25
Debt	$1,509,133
Total stockholders' equity	362,951
Less: Intangible assets	28,810
Tangible equity (non-GAAP)	$334,141
Funded debt-to-equity ratio	4.2	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.5	x